Exhibit 99.1

Jack in the Box Inc. to Webcast Third-Quarter Fiscal 2009 Earnings Conference Call on August 5

SAN DIEGO--(BUSINESS WIRE)--July 28, 2009--Jack in the Box Inc. (NASDAQ:JACK) will release third- quarter fiscal 2009 operating results after market close on Tuesday, Aug. 4, 2009, and the company will host a conference call to review the results on Wednesday, Aug. 5, 2009, beginning at 8:30 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 10:30 a.m. PT on Aug. 5.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,180 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 480 restaurants in 42 states and the District of Columbia. The company also operates a proprietary chain of 61 convenience stores called Quick Stuff®, each built adjacent to a full-size Jack in the Box restaurant and including a major-brand fuel station. The company has announced plans to sell its Quick Stuff brand. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
Media Contact:
Brian Luscomb, 858-571-2291